[4(a) Data Pages (ICC20RCDP-E-Z) EX-99.4a]

EX-99.4a

DATA

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male] ]

Beneficiary:     [JANE DOE]

Contract Number:                [00000]

Endorsement(s) Attached:

[Endorsement Applicable to Contract Continuation and Its Effect on an Optional Benefit Rider

Endorsement Applicable to the Termination of an Optional Guaranteed Minimum Income Benefit and/or the Termination or Change of an Optional Guaranteed Minimum Death Benefit Rider(s)]

[Market Segment Endorsement(s)]

[Endorsement Applicable to Traditional IRA Contracts]

[Investment Options Endorsement(s)]

[Endorsement Applicable to Special Dollar Cost Averaging]

[Optional Rider(s) Attached:

Guaranteed Minimum Income Benefit Rider

Guaranteed Minimum Death Benefit Rider – Return of Principal]

Issue Date:	[January 1, 2020]
Contract Date:	[January 1, 2020]

[Applicable to NQ, Traditional IRA, Roth IRA, and QP Contracts]
[Maturity Date:	[January 1, 2055]

[The following text will appear if GMIB is elected]

[The Maturity Date may not be prior to [thirteen months] from the Contract Date nor later than the Contract Date Anniversary which follows your [95th] birthday. (see Section 7.02)]

You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.]

[Applicable to IRA Contract Owners only]

[If you die and your spouse elects to continue this Contract your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date, See Endorsement Applicable to Contract Continuation and Its Effect on an Optional Benefit Rider.]

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[If GMIB is elected the following will appear]

[[GMIB] Multi-Year Lock

Initial Lock-in [Annual] Rollup Rate:

The Initial Lock-in [Annual] Rollup Rate is [5.50%] and will apply for [[7] Contract Years] from the Contract Date, regardless of the PBA First Funding Date. After completion of [[7] Contract Years], the [Annual] Rollup Rate will be determined by the formula below.

[Applicable to Owner issue ages 43-49]

[The Initial Lock-in Annual Rollup Rate will only apply after you attain age [50], assuming you fund the PBA at age [50], and then only for the amount of time remaining of your first [[7] Contract Years].]

[Applicable to Owner issue ages 42 and younger]

[If you will not have attained age [50] before the completion of [[7] Contract Years], the Initial Lock-in Annual Rollup Rate will never apply to your Contract and your benefit(s) will rollup based on the applicable Ten Year Treasuries Formula Rate according to the terms of the Contract.]

Ten Year Treasuries Formula Rate for the Annual Rollup Rate

The minimum [Annual] Rollup Rate for [each] [Contract Year] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [2.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [Annual] Rollup Rate will never be less than [5%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

Initial Lock-in Deferral Rollup Rate:

The Initial Lock-in Deferral Rollup Rate is [7.00%] and will apply for [[7] Contract Years] from the Contract Date, regardless of your PBA First Funding Date. After completion of [[7] Contract Years], the Deferral Rollup Rate will be determined by the formula below.

[Applicable to Owner issue ages 43-49]

[The Initial Lock-in Deferral Rate will only apply after you attain age [50], assuming you fund the PBA at age [50], and then only for the amount of time remaining of your first [[7] Contract Years].]

[Applicable to Owner issue ages 42 and younger]

[If you will not have attained age [50] before the completion of [[7] Contract Years], the Initial Lock-in Deferral Rate will never apply to your Contract and your benefit(s) will rollup based on the applicable Ten Year Treasuries Formula Rate according to the terms of the Contract.]

Ten Year Treasuries Formula Rate for the Deferral Rollup Rate

The minimum Deferral Rollup Rate for [each] [Contract Year] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [2.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum Deferral Rollup Rate will never be less than [5%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

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PART B — This part describes certain provisions of your Contract.

[Special Dollar Cost Averaging Rate	[1.00%] through [December 31, 2019] ]

Guaranteed Interest Option:
Initial Guaranteed Interest Rate	[2.75% through January 31, 2019;
Annual Guaranteed Interest Rate	1.00% through December 31, 2019]
Lifetime Minimum Guaranteed Interest Rate	[1.00%]

Initial Contribution Received:	[$250,000.00]

Account for Special Dollar Cost Averaging	[$0.00]

Investment Options (See Sections 2.01 and 2.02 of the Contract)

Set forth below are the initial Investment Options available. Your initial allocation is shown.    [You may not allocate amounts to more than [90] Investment Options at any time.]

Investment Account (“IA”) Investment Options	Amount Allocated
[1290 VT DoubleLine Dynamic Allocation
1290 VT Moderate Growth Allocation
All Asset Growth - Alt 20	[$100,000.00]
BlackRock Global Allocation V.I. Fund
CharterSM Moderate
CharterSM Moderate Growth
EQ/AB Dynamic Aggressive Growth
EQ/AB Dynamic Growth
EQ/AB Dynamic Moderate Growth
EQ/Aggressive Growth Strategy
EQ/American Century Moderate Growth Allocation
EQ/AXA Investment Managers Moderate Allocation
EQ/Balanced Strategy
EQ/Conservative Growth Strategy
EQ/Conservative Strategy
EQ/First Trust Moderate Growth Allocation
EQ/Goldman Sachs Growth Allocation
EQ/Goldman Sachs Moderate Growth Allocation
EQ/Growth Strategy
EQ/Invesco Moderate Allocation
EQ/Invesco Moderate Growth Allocation
EQ/JPMorgan Growth Allocation
EQ/Legg Mason Growth Allocation
EQ/Legg Mason Moderate Allocation
EQ/Moderate Allocation
EQ/Moderate Growth Strategy
First Trust Multi Income Allocation Portfolio
First Trust/Dow Jones Dividend & Income Allocation Portfolio
Franklin Founding Funds Allocation VIP Fund
Franklin Income VIP Fund
Invesco V.I. Equity and Income Fund
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

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ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
EQ/ClearBridge Select Equity Managed Volatility
EQ/Common Stock Index
EQ/Equity 500 Index
EQ/Fidelity Institutional AMSM Large Cap
EQ/Franklin Rising Dividends
MFS® Investors Trust Series

BlackRock Large Cap Focus Growth V.I. Fund
ClearBridge Variable Aggressive Growth Portfolio
EQ/ClearBridge Large Cap Growth
EQ/Large Cap Growth Index
EQ/Loomis Sayles Growth
EQ/T. Rowe Price Growth Stock
Hartford Growth Opportunities HLS Fund
MFS® Massachusetts Investors Growth Stock Portfolio
Multimanager Aggressive Equity

1290 VT Equity Income
EQ/BlackRock Basic Value Equity
EQ/Invesco Comstock
EQ/JPMorgan Value Opportunities
EQ/Large Cap Value Index
EQ/Large Cap Value Managed Volatility
Invesco V.I. Diversified Dividend Fund

ClearBridge Variable Mid Cap Portfolio
EQ/American Century Mid Cap Value
EQ/Goldman Sachs Mid Cap Value
EQ/Ivy Mid Cap Growth
EQ/Janus Enterprise
EQ/Mid Cap Index
EQ/Mid Cap Value Managed Volatility
Fidelity® VIP Mid Cap Portfolio
Invesco V.I. Mid Cap Core Equity Fund
Multimanager Mid Cap Growth
Multimanager Mid Cap Value

1290 VT GAMCO Small Company Value
1290 VT Microcap
1290 VT Small Cap Value
CharterSM Small Cap Value
EQ/AB Small Cap Growth
EQ/Small Company Index
Invesco V.I. Small Cap Equity Fund

1290 VT Low Volatility Global Equity
1290 VT SmartBeta Equity
American Funds Insurance Series® Global Small
Capitalization FundSM
American Funds Insurance Series® New World Fund®

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EQ/Emerging Markets Equity PLUS
EQ/International Core Managed Volatility
EQ/International Equity Index
EQ/Invesco International Growth
EQ/Lazard Emerging Markets Equity
EQ/MFS International Growth
EQ/MFS International Value
EQ/Oppenheimer Global
Neuberger Berman International Equity Portfolio
Templeton Developing Markets VIP Fund

1290 VT GAMCO Mergers & Acquisitions
1290 VT Natural Resources
1290 VT Real Estate
EQ/Invesco Global Real Estate
EQ/Ivy Energy
EQ/Ivy Science and Technology
EQ/MFS Technology
EQ/MFS Utilities Series
EQ/T.Rowe Price Health Sciences
Multimanager Technology
Neuberger Berman U.S. Equity Index PutWrite Strategy
Portfolio
PIMCO VIT CommodityRealReturn® Strategy Portfolio
ProFund VP Biotechnology

EQ/PIMCO Global Real Return
Templeton Global Bond VIP Fund

1290 VT High Yield Bond
Invesco V.I. High Yield Fund
Ivy VIP High Income
Lord Abbett Bond Debenture

1290 VT DoubleLine Opportunistic Bond
American Funds Insurance Series® Bond FundSM
Eaton Vance VT Floating-Rate Income Fund
EQ/Core Bond Index
EQ/Franklin Strategic Income
EQ/Intermediate Government Bond
EQ/PIMCO Real Return
EQ/PIMCO Total Return
EQ/PIMCO Ultra Short Bond
Fidelity® VIP Strategic Income Portfolio
PIMCO VIT Income Portfolio
Putnam VT Diversified Income Fund

EQ/Money Market]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

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Guaranteed Interest Option (“GIO”)	[$50,000]

[No more than [25%] of the total Annuity Account Value of the IA Investment Options [and the Protected Benefit Account (“PBA”) Investment Options] may be allocated to the GIO.]

Total (Amount Allocated to Investment Account Investment Options):	[$150,000.00]

[PBA Investment Options:	Amount Allocated
EQ/AB Dynamic Aggressive Growth GB
EQ/AB Dynamic Growth GB
EQ/Aggressive Growth Strategy GB
EQ/Goldman Sachs Growth Allocation GB
EQ/Growth Strategy GB
EQ/JPMorgan Growth Allocation GB
EQ/Legg Mason Growth Allocation GB

EQ/Conservative Growth Strategy GB	[$100,000.00]
EQ/Conservative Strategy GB 1290 VT Moderate Growth Allocation GB
EQ/AB Dynamic Moderate Growth GB
EQ/American Century Moderate Growth Allocation GB
EQ/AXA Investment Managers Moderate Allocation GB
EQ/Balanced Strategy GB
EQ/First Trust Moderate Growth Allocation GB
EQ/Goldman Sachs Moderate Growth Allocation GB
EQ/Invesco Moderate Allocation GB
EQ/Invesco Moderate Growth Allocation GB
EQ/Legg Mason Moderate Allocation GB
EQ/Moderate Growth Strategy GB]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

Total (Amount Allocated to PBA Investment Options):	[$100,000.00] ]

Total Amount Allocated to Account for Special Dollar Cost Averaging[, and] IA Investment Options[, and
PBA Investment Options]:	[$250,000.00]

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Contributions and Allocations (See Sections 3.01 and 3.02 of the Contract):

Contribution Limits and Requirements:

Contributions are limited to amounts received under this Contract by transfer from your prior Contract(s).

Initial Contribution minimum: [$25,000] [Subsequent Contribution minimum: [$500] Subsequent Contributions to the IA Investment Options can be made through the older of Owner’s or Annuitant’s, if applicable, age [80] or if later, the [first] Contract Date Anniversary.]

[Applicable to Traditional IRA]

[We will only accept initial Contributions in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other traditional individual retirement arrangements. Subsequent Contributions may be ‘‘regular’’ IRA Contributions, rollover Contributions or direct transfers.]

[If GMIB or an optional GMDB (other than [RMD Wealth Guard] GMDB) is elected the following will appear]

[Subsequent Contributions to the PBA Investment Options can be made through the older of the Owner’s or Annuitant’s, if applicable age [80] or if later, the [first] Contract Date Anniversary.]

[Additional text for single owned contracts where GMIB is elected and issue age is less than 50] [You must attain age [50] before you may contribute amounts to the PBA Investment Options.]

[If GMIB or an optional GMDB is elected the following will appear]

[Subsequent Contributions to the PBA Investment Options are not permitted after the date the first Withdrawal is taken from the PBAV, notwithstanding the prior sentence(s).]

[If GMIB is elected, the following will appear] [No additional Contributions or transfers may be made to the PBA Investment Options on or after the No Lapse Guarantee Transaction Date (see Part II. E. of the GMIB Rider).] [If GMIB or an optional GMDB is elected, the following will appear] [Transfers and Contributions to the PBA Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary Contract.]

[If GMIB or an optional GMDB is elected the following will appear]

[We may discontinue Contributions and/or transfers to the PBA upon advance written notice to you. The advance notice period is shown immediately below. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline.    If we discontinue Contributions and transfers to the PBA, any subsequent Contribution or automated transfer will be allocated to the IA Investment Options corresponding to the PBA Investment Options that were specified in your allocation instructions. If we are not offering such IA Investment Options as of the discontinuance date, we may substitute an IA Investment Option that has a different name or investment manager provided it has a substantially similar investment policy.    If a specific PBA Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such PBA Investment Option to the [EQ/Balanced Strategy] Investment Option.]

The advanced notice period for discontinuance or limitation of Contributions and/or transfers is [45] days.

[Cumulative Contribution Limit For all issue ages, the following text will appear]

[We may refuse to accept any Contribution if the sum of all Contributions under all [“Retirement Cornerstone”] Contracts with the same Annuitant or Owner would then total more than [$1,500,000].] [If we accept any such Contribution under this Contract, your Investment Options may be limited to the IA Investment Options.]

We may also refuse to accept any Contribution if the sum of all Contributions under all of our accumulation Contracts of which you are Owner or under which you are the Annuitant would total [$2,500,000].

We may refuse to accept any Contribution if the source of such Contribution is an existing Contract of ours.

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Transfer Rules (see Section 4.02 of the Contract):

Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the Contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:

a)  limit transfers among or to the Variable Investment Options to no more than once every 30 days,

b)  require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,

c)  establish a maximum dollar amount that may be transferred by an Owner on any Transaction Date among Variable Investment Options,

d)  reject transfer requests from a person acting on behalf of multiple Contract Owners unless pursuant to a trading authorization agreement that we have accepted,

e)  restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,

f)   impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

(a)	[25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
(b)	the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
(c)	[25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous Business Day.    We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45] days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

[If GMIB or an optional GMDB (other than [RMD Wealth Guard] GMDB) is elected the following will appear]

[Transfers of amounts from your IA Investment Options to the PBA Investment Options are permitted through the older of the Owner’s or Annuitant’s, if applicable, age [80] or if later, the first Contract Date Anniversary. Transfers of amounts from your IA Investment Options to the PBA Investment Options are not permitted after the date a Contribution is made to the IA Investment Options subsequent to the date the first Withdrawal is taken from the PBA. The preceding sentence does not apply to subsequent Contributions received in the first 90 days after the Contract Date.]

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[Additional text for single life contracts where GMIB is elected and issue age is less than 50] [You must attain age [50] before you may transfer amounts to the PBA Investment Options.]

[If GMIB or an optional GMDB is elected, the following will appear]

[Transfers to the PBA Investment Options are no longer permitted if a Contribution is made to the Investment Account after the date the first Withdrawal is taken from the PBA.

Transfers and Contributions to the PBA may not exceed a total of $[1,500,000].]

[The following will appear if GMIB or an optional GMDB has been elected.] [Contributions to the Account for Special Dollar Cost Averaging scheduled to be transferred into the PBA Investment Options over the duration of the program will increase your [GMIB Benefit Base] [or any] [GMDB Benefit Base] as of the effective date you contribute to a Special Dollar Cost Averaging Program.

Transfers of amounts from the PBA Investment Options to the IA Investment Options are not permitted, except as described in the Termination Provision of the GMIB and/or GMDB Rider(s) that you have elected.

We may discontinue accepting transfer requests to the PBA Investment Options at any time with advance written notice to you.]

Withdrawals (see Section 5.01 of the Contract): Lump Sum Withdrawals: [The Lump Sum Withdrawal minimum amount is [$300]. ]

Lump sum Withdrawals will be taken in accordance with your election of (a), (b), (c) or (d) as set forth below:

a)	Withdrawals will be taken on a pro-rata basis from the PBA Investment Options only,

b)	Withdrawals will be taken on a pro-rata basis from designated IA Investment Options,

c)	Withdrawals will be taken in specified amounts, from both the PBA Investment Options (on a pro-rata basis from such Options) and any designated IA Investment Options, or

d)

Withdrawals will be taken in accordance with the following order i) from the IA Investment Options on a pro-rata basis, then ii) from the Special Dollar Cost Averaging Account, then iii) from the PBA Investment Options on a pro-rata basis.

[Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.]

Contract Termination (see Section 5.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

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Annuity Benefit Forms - (Normal Form of Annuity Benefit) (see Section 7.04 of the Contract):

Life Annuity 10 Year Period Certain For Annuity Commencement Date ages 80 and greater the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age 80	10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 95	0

Amount of Annuity Benefit (see Section 7.05 of the Contract):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.

Conditions for Payment - (Interest Rate to be Applied in Adjusting for Misstatement of Age or Sex) (see Section 7.06 of the Contract):

[6%] per year

Conditions for Payment - (Minimum Amount to be Applied to an Annuity) (see Section 7.06 of the Contract):

[$2,000], as well as minimum of [$20] for initial monthly annuity payment.

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PART C – This part describes certain charges in your Contract.

Administrative and Other Charges Deducted from Annuity Account Value (see Section 8.02 of the Contract):

Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

[If GMIB or an optional GMDB Rider is elected, the following will appear]

[The above charge will be deducted from the IA Investment Options on a pro rata basis.    If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special Dollar Cost Averaging, if applicable, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the PBA Investment Options on a pro-rata basis.]

Transfer Charges (see Section 8.03 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [4] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of [$35] for each transaction.]

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Contract Fee (see Section 8.05 of the Contract):        Annual Rate of [1.30%] (equivalent to a daily rate of [0.003585%])

The Contract Fee includes the following charges:

Operations Fee:	Annual rate of [0.80%]

Administration Fee:	Annual rate of [ 0.30%]

Distribution Fee:	Annual rate of [ 0.20%]

[Variable Investment Option Facilitation Charge:	Annual rate up to [0.65]%]

The Variable Investment Option (“VIO”) Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with

                                             a single*        the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).

                                             a double**    the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).

                                             a triple***    the annual rate is [0.65%] (equivalent to a daily rate of [.001787%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.]

Third Party Transfer Charge (see Section 8.07of the Contract): We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than [$125] per occurrence for a direct rollover or direct transfer of amounts withdrawn from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company.    The current charge is [$0].

[The following text will appear in the Data Pages if the Alternate Payment Method applies:]

[Check Preparation Charge (see Section 9.07 of the Contract): Alternate Payment Method We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $[85]. [Currently, there is no charge for this service.]]

Misstatement of Age (see Section 9.09 of the Contract): If the age of any person upon whose life or age a benefit provided under an optional Benefit Rider, depends (“Covered Person”) has been misstated, and a transfer or Contribution to the PBA has been processed based on the misstated age and the Covered Person would not have been eligible to make such transfer or Contribution at the correct age: (i) the transfer or Contribution will be retroactively transferred to the IA; (ii) any charges that were deducted for the benefit will be refunded and applied to the Annuity Account Value of the Contract; and (iii) any optional benefits will be that which would have been on the basis of the correct age.

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